Exhibit 1.3

UNICYCIVE THERAPEUTICS, INC.

AMENDMENT NO. 2 TO SALES AGREEMENT

June 5, 2026

This Amendment No. 2 (“Amendment No. 2”) amends that certain Sales Agreement, dated as of November 13, 2024, as amended by Amendment No. 1 to Sales Agreement, dated as of November 14, 2025 (as amended, the “Agreement”), by and between Unicycive Therapeutics, Inc., a Delaware corporation (the “Company”), and Guggenheim Securities, LLC, as sales agent (the “Agent”). Defined terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Agreement.

WITNESSETH THAT:

WHEREAS, Section 15 of the Agreement permits the Company and the Agent to amend the Agreement; and

WHEREAS, the Company and the Agent now desire to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Agent agree as follows:

1. The first paragraph of Section 1 of the Agreement is amended and restated in its entirety as set forth below:

“The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agent up to $150,000,000 of shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”), subject to the limitations set forth in Section 5(c) (the “Placement Shares”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the aggregate gross sales price of Placement Shares that may be issued and sold under this Agreement from time to time shall be the sole responsibility of the Company, and that the Agent shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares through the Agent will be effected pursuant to the Registration Statement (as defined below) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 5, 2026 and to be declared effective by the Commission, although nothing in this Agreement shall be construed as requiring the Company to issue any Placement Shares.”

2. The second paragraph of Section 1 of the Agreement is amended and restated in its entirety as set forth below:

“The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 for $100 million of shares of Common Stock (File No. 333-283210) and has prepared and will file, in accordance with the Securities Act with the Commission, a registration statement on Form S-3 for $150 million of shares of Common Stock, each of which include (a) a base prospectus, relating to certain securities, including the Common Stock, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), and (b) a prospectus supplement specifically relating to the Placement Shares to be issued from time to time pursuant to this Agreement (the “Prospectus Supplement”) to the base prospectus included as part of each such registration statement. The Company will furnish to the Agent, for use by the Agent, copies of each base prospectus included as part of such registration statement at the time it becomes effective, as supplemented by the Prospectus Supplement. Except where the context otherwise requires, each such registration statement, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430A, Rule 430B or Rule 462(b) under the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus” (as used herein, as defined in Rule 433 under the Securities Act (“Rule 433”)), relating to the Placement Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.””

3. The reference to the date of the Agreement in each of (i) the form of Placement Notice included as Schedule 1 of the Agreement and (ii) the form of Officer’s Certificate included as Exhibit 7(m) of the Agreement is hereby revised to read “November 13, 2024, as amended by Amendment No. 1 thereto, dated November 14, 2025, and by Amendment No. 2 thereto, dated June 5, 2026.”

4. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

5. This Amendment No. 2 shall become effective as of the date set forth above.

6. Section 15 of the Agreement is supplemented and amended such that this Amendment No. 2 and the Agreement, as amended hereby, constitute the entire agreement of the parties to the Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

7. The Company agrees to pay the reasonable and documented fees and disbursements of the Agent’s counsel in connection with this Amendment No. 2, in an aggregate amount not to exceed $25,000.

8. Except as amended hereby, the Agreement as now in effect is ratified and confirmed hereby in all respects. For the avoidance of doubt, this Amendment No. 2 and all of its provisions shall be deemed to be a part of the Agreement, as amended hereby.

9. This Amendment No. 2 shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Amendment No. 2 or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth in the Agreement shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

10. This Amendment No. 2 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment No. 2 by one party to the other may be made by facsimile or electronic transmission. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g.,www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows.]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

UNICYCIVE THERAPEUTICS, INC.

By:	/s/ Shalabh Gupta
Name: Shalabh Gupta
Title: CEO

The foregoing Amendment No. 2 is hereby confirmed and accepted by the Agent in New York, New York as of the date first above written.

GUGGENHEIM SECURITIES, LLC

By:	/s/ Jordan Bliss
Name: Jordan Bliss
Title: Senior Managing Director

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